UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2023
Modiv Industrial, Inc.
(Exact name of registrant as specified in its charter)
Maryland	001-40814	47-4156046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 S. Virginia Street, Suite 800
Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 686-6348
None
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class C Common Stock, $0.001 par value per share	MDV	New York Stock Exchange

7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.001 par value per share	MDV.PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On December 28, 2023, Modiv Industrial, Inc. (“Modiv Industrial” or the “Company”), entered into a First Amendment (the “First Amendment”) to the Agreement of Purchase and Sale by and among the Company, certain subsidiaries of the Company, Generation Income Properties, L.P., a Delaware limited partnership, and Generation Income Properties, Inc., a Maryland corporation (“GIPR”), dated August 10, 2023. Pursuant to the First Amendment, in the event that GIPR elects to redeem the 2,400,000 shares of GIPR Series A Preferred Stock (the “GIPR Preferred Stock”) that the Company received as partial consideration for the sale of 13 retail and office properties to GIPR in August 2023 for shares of GIPR common stock, then the Company and its affiliates (including Modiv Operating Partnership, LP, a Delaware limited partnership (“Modiv OP”)), may retain up to 7.5% of such shares of GIPR common stock and, subject to the satisfaction of certain conditions, agree to distribute the remaining shares of GIPR common stock to the Company’s stockholders and holders of Class C Units of Modiv OP. Prior to the First Amendment, subject to the satisfaction of certain conditions, the Company and Modiv OP were obligated to distribute all of the shares of GIPR common stock to the Company’s stockholders and holders of Class C Units of Modiv OP in the event that GIPR elected to redeem the GIPR Preferred Stock for shares of GIPR common stock. The foregoing description of the First Amendment is not complete and is qualified in its entirety by reference to the full text of the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.
Item 7.01.	Regulation FD Disclosure.

Press Release
On December 29, 2023, the Company issued a press release announcing that on December 29, 2023, it received notice from GIPR, that on January 31, 2024, GIPR will redeem the GIPR Preferred Stock for GIPR common stock. Furthermore, on December 29, 2023, the Board of Directors of the Company (the “Board”) declared a stock distribution on the Company’s Class C common stock, $0.001 par value per share (the “Common Stock”), and Modiv OP’s Class C Units of 0.28 shares of GIPR common stock for each share of Modiv Industrial Common Stock held by the Company’s stockholders and each Class C Unit of Modiv OP held by Modiv OP’s Class C Unit holders as of the record date of January 17, 2024, which will be paid on or about January 31, 2024; provided that no fractional shares of GIPR common stock shall be distributed on Modiv Industrial Common Stock or Modiv OP Class C Units and, instead, as to any fractional shares, the Company will round down to the nearest whole share of GIPR common stock.  The information set forth in Item 7.01 of this Current Report on Form 8-K and in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing.
Item 8.01.	Other Events.

Stock Distribution of GIPR Common Stock Declared
On December 29, 2023, the Board authorized and the Company declared a stock distribution on the Common Stock and the Modiv OP Class C Units, at a rate of 0.28 shares of GIPR common stock per share of Modiv Industrial Common Stock and per Class C Unit of Modiv OP, which will be payable to holders of record of the Common Stock and Modiv OP Class C Units as of the close of business on January 17, 2024 (the “GIPR Distribution”). The GIPR Distribution will be payable on or about January 31, 2024.
Safe Harbor Statement
There is no guarantee that the Company’s Board will authorize, or that the Company will declare, additional dividends in the future, and the amount of future dividends, if any, and the authorization and payment thereof, will be determined by the Board based on the Company’s financial condition and such other factors as the Board deems relevant. The Company’s operating performance and the timing and amount of future dividends is subject to risks and uncertainties as described under “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description

10.1	First Amendment to Agreement of Purchase and Sale dated December 28, 2023
99.1	Modiv Industrial, Inc. Press Release dated December 29, 2023

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MODIV INDUSTRIAL, INC. (Registrant)

	By:	/s/ RAYMOND J. PACINI
		Name:	Raymond J. Pacini
		Title:	Chief Financial Officer

Date: December 29, 2023